                                                                    EXHIBIT 99.1
                                     [LOGO]

FOR IMMEDIATE RELEASE                                          FEBRUARY 6, 2003

                    USA DELIVERS STRONG Q4 ON ALL KEY METRICS

                 Gross Transactions up 51%, Total Revenue up 30%

             Adjusted EBITDA up 56%, Operating Income to $37 million

                 GAAP EPS Grows to $0.25, Adjusted EPS to $0.17

                                                  Pro Forma (a)
                                      ----------------------------------
                                        Q4 2002      Q4 2001      Growth
                                      ----------   ----------   ----------
                                       $ IN MILLIONS, EXCEPT PER SHARE

Gross Transaction Value               $  3,475      $   2,303       51%
Revenue                               $  1,339      $   1,030       30%
Adjusted EBITDA (b)                   $    192      $     123       56%
Operating Income                      $     37      $     (2)        NM
GAAP EPS                              $   0.25      $  (0.05)        NM
Adjusted EPS * (b)                    $   0.17      $    0.09       80%

* Referred to as Cash EPS in USA's previous filings.


NEW YORK, February 6, 2003 - USA Interactive reported results for its quarter ended December 31, 2002.

- This is the last quarter in which USA will report Adjusted EBITDA. See page 2 for more information.

- USA generated $545 million in Free Cash Flow during 2002, with $741 million in Net Cash Provided by Operating Activities.

- HSN-U.S. grew Adjusted EBITDA by 11% to $84.3 million in Q4 on sales that were down slightly, due primarily to higher gross margins of 36.7%. HSN's Operating Income also grew 27% to $43.1 million.

- Travel, USA's strongest growth area, increased gross bookings 104% to $1.8 billion in Q4, driven by 101% more merchant room nights sold. The travel businesses' Adjusted EBITDA improved by 75% to $79 million and Operating Income by 107% to $44 million.

- Ticketing gross transactions increased 27% to $1.1 billion in Q4. As a result, Ticketing Adjusted EBITDA increased 60% to $34.3 million and Operating Income grew 659% to $16.6 million. 41% of tickets were sold online, versus 34% in the year ago period.

- Match.com Adjusted EBITDA grew 65% to $12.5 million and Operating Income grew 149% to $9.3 million on 111% higher revenue in Q4. Match.com's subscribers increased 90% over the prior year to 724,829 at the end of Q4.

- USA also released today its final budget for 2003. Please see related 8-K for further detail.


-----------------------------------------
(a) IMPORTANT: All results herein are presented on a comparative pro forma basis reflecting the Vivendi transaction, the roll-ups of USANi LLC and Home Shopping Network, Inc., and the merger with Ticketmaster that closed on January 17, 2003, and USA's acquisition of a majority stake in Expedia as if those transactions had been completed as of January 1, 2001, and reflect continuing operations and exclude one-time items, unless otherwise noted. 2001 data is not pro forma for the acquisitions of TV Travel Shop and Interval. Read all footnotes and important disclaimer at the end of this release.
(b) Before non-recurring items, including restructuring charges. Please see page F-1 and F-2 for full reconciliations for 2002 and 2001 from Adjusted EBITDA to Operating Income, and from Adjusted Net Income to Net Income.

                     SEE IMPORTANT NOTES AT END OF DOCUMENT

                                FINANCIAL RESULTS

AS USA HAS INDICATED IN PREVIOUS FILINGS, THE COMPANY SWITCHED ITS FOCUS FROM ADJUSTED EBITDA ("EBITDA") TO ADJUSTED NET INCOME (REFERRED TO AS "CASH NET INCOME" IN PREVIOUS FILINGS) AS ITS MOST IMPORTANT `BOTTOM LINE' PERFORMANCE METRIC FOR THE COMPANY AS A WHOLE. GOING FORWARD, FOR SEGMENT REPORTING PURPOSES, THE COMPANY HAS SWITCHED ITS FOCUS FROM ADJUSTED EBITDA TO EBITA, DEFINED AS OPERATING INCOME PLUS AMORTIZATION OF (1) NON-CASH COMPENSATION, (2) NON-CASH DISTRIBUTION AND MARKETING, (3) OTHER INTANGIBLES (AND GOODWILL IN
2001), (4) NON-RECURRING ITEMS, AND (5) HSN DISENGAGEMENT COSTS. SEGMENT RESULTS IN THIS RELEASE ARE PRESENTED ON AN EBITDA BASIS FOR PURPOSES OF COMPARISON WITH PRIOR PERIODS.

NET INCOME / ADJUSTED NET INCOME
--------------------------------------------------------------------------------
Adjusted Net Income generally captures all income statement items that are ultimately settled in cash. The following table shows the reconciliation from Net Income to Adjusted Net Income. All results are pro forma for the Vivendi and Expedia transactions and the Ticketmaster merger. See pages F-1 and F-2 for full details on actual and adjusted results.

                                                          Q4 2002          Q4 2001       Growth
                                                         --------------------------------------
                                                                $ IN MILLIONS

Diluted net income available to common shareholders      $   128.5        $  (24.4)          NM
  One-time items (a)                                         (80.6)           12.2           NM
                                                         ----------       ---------  ----------
Diluted Net Income before one-time items                      47.9           (12.2)          NM
  Add back of preferred dividend                               3.3            -              NM
  Amortization of non-cash compensation                        9.2             8.3          11%
  Amortization of non-cash distribution and marketing          9.9             9.0           9%
  Amortization of other intangibles (non-cash)                49.6            52.1          -5%
  Equity (income)/loss from 5.44% common interest in VUE      (8.8)            -             NM
  Less: related tax and minority interest                    (19.4)           (9.2)       -111%
                                                         ----------       ---------  ----------
Adjusted Net Income                                      $    91.6        $   48.1          90%
                                                         ==========       =========  ==========
Adjusted EPS                                             $    0.17        $   0.09          80%
                                                         ==========       =========  ==========

---------------------------------
  (a) Includes restructuring and one-time items in 2002 related to costs to restructure certain businesses, including ECS contract terminations, and costs incurred by the special committees of Expedia and Ticketmaster offset by the reversal of estimated purchase accounting liabilities established in prior years by HSN and PRC. Such reserves were deemed to be in excess of amounts expected to be paid. 2001 represents non-recurring costs related to restructuring operations, employee terminations and the write-down of certain investments.


NET CASH PROVIDED BY OPERATING ACTIVITIES / FREE CASH FLOW
--------------------------------------------------------------------------------
Cash provided by operating activities, capital expenditures, investments to fund HSN International and the preferred dividend paid, are all consistent with amounts presented on the Company's actual cash flow statement prepared in accordance with GAAP.

                                                               FY 2002
                                                           --------------
                                                            $ IN MILLIONS
Earnings before preferred dividend                         $        7.4
  Depreciation and all amortization                               452.6
  5% PIK interest on Class A Preferred                            (23.0)
  Equity in losses of unconsolidated affiliates and
   other investment write-offs                                    121.9
  Minority interest (benefit) / expense                            34.1
  Changes in working capital and other                            147.9
                                                           --------------
Net Cash Provided by Operating Activities                         740.8
  Capital expenditures                                           (153.4)
  Investments to fund HSN International                           (32.0)
  Preferred dividend paid                                         (10.2)
                                                           --------------
Free Cash Flow                                             $      545.2
                                                           ==============

                                                                          2 of 7
                        SEE IMPORTANT NOTES AT END OF DOCUMENT

SEGMENT RESULTS
--------------------------------------------------------------------------------
USA reported the following segment results on a comparative pro forma basis reflecting the Vivendi transaction and USA's acquisition of a majority stake in Expedia as if those transactions had been completed as of January 1, 2001. The Ticketmaster merger completed on January 17, 2003 had no impact on the results presented below. Please see pages F-7 and F-8 for full reconciliation of segment Adjusted EBITDA to segment Operating Income:

                                                     Revenue                  Adjusted EBITDA (a)           Operating Income
                                         -------------------------------------------------------------------------------------------
                                            Q4 2002    Q4 2001   Growth   Q4 2002    Q4 2001   Growth    Q4 2002    Q4 2001  Growth
                                         -------------------------------------------------------------------------------------------
                                                   $ IN MILLIONS                  $ IN MILLIONS              $ IN MILLIONS
Operating Businesses:
  HSN - U.S.                             $    470.3  $   476.2     -1%    $  84.3   $   76.1      11%   $   43.1   $   34.0     27%
  Ticketing                                   164.3      131.8     25%       34.3       21.5      60%       16.6        2.2    659%
  Match.com                                    37.1       17.6    111%       12.5        7.6      65%        9.3        3.7    149%
  Hotels.com                                  272.6      141.7     92%       32.5       22.9      42%       25.9       17.0     52%
  Expedia                                     163.8       81.8    100%       47.0       22.2     112%       27.4        4.4    525%
  Interval                                     36.4          -      NM        3.6          -       NM      (5.5)          -      NM
  PRC                                          78.0       69.8     12%       11.9        6.2      91%        1.8      (2.4)      NM
  Corporate and other                 (b)         -          -      NM     (16.6)      (7.0)    -136%     (24.8)      (9.8)   -154%
                                         -------------------------------------------------------------------------------------------
    Sub-total                               1,222.5      918.7     33%      209.5      149.4      40%       93.7       49.1     91%

Emerging Businesses:
  Citysearch and related                        8.3       10.3    -19%     (10.0)      (9.9)      -1%     (24.6)     (28.7)     14%
  International TV shopping and other (c)     105.4       82.2     28%      (3.3)      (7.7)      58%      (3.7)     (10.6)     65%
  ECS / Styleclick                              8.8       12.4    -29%      (3.9)      (7.8)      50%      (4.8)      (8.6)     43%
                                         -------------------------------------------------------------------------------------------
    Sub-total                                 122.5      104.9     17%     (17.2)     (25.4)      32%     (33.1)     (48.0)     31%

  Foreign exchange rate fluctuation   (d)     (2.9)     (10.2)     72%      (0.2)      (0.2)      -3%      (0.2)      (0.1)   -323%
  HSN Disengagement                   (e)     (0.4)       19.1      NM          -      (0.5)     100%      (9.3)      (0.5)  -1967%
  Intersegment Elimination                    (2.8)      (2.2)    -29%          -          -       NM          -          -      NM
                                         -------------------------------------------------------------------------------------------
Total                                    $  1,339.0  $ 1,030.3     30%    $ 192.1   $  123.3      56%   $   51.0   $    0.7   7684%
                                         ===========================================================================================

Attributable Adjusted EBITDA - Operating Businesses                       $ 177.1   $  105.7      68%
                                                                          ===========================
Supplemental disclosure:
  Total                                                                   $ 192.1   $  123.3       56%  $   51.0   $    0.7   7684%
    Non-recurring items                   (f)                                (9.7)      (3.0)    -220%     (13.6)      (3.0)   -349%
                                                                          ----------------------------------------------------------
      Including non-recurring items                                       $ 182.4   $  120.3       52%  $   37.3   $   (2.4)     NM
                                                                          ==========================================================

-----------------------------

(a) See page 6 for definition. Amounts excluded from Adjusted EBITDA include: depreciation ($48.1 million and $34.6 million in Q4 2002 and Q4 2001, respectively); amortization of cable distribution fees ($15.0 million and $14.6 million in Q4 2002 and Q4 2001, respectively); amortization of non-cash items ($68.7 million and $69.5 million in Q4 2002 and Q4 2001, respectively); disengagement related payments to cable operators and marketing expenses ($9.3 million, including $0.4 million of coupons related to the disengaged markets, and $4.1 million in Q4 2002 and Q4 2001, respectively) related to the transfer of HSN's distribution to cable (which has been accomplished); and non-recurring items of $9.7 million and $3.0 million in Q4 2002 and Q4 2001, respectively.

(b) Higher corporate costs are due primarily to an increase in corporate employees in connection with USA's significant expansion in 2002, as well as bonuses paid to senior executives for 2002 performance. No such bonuses were made in 2001.

(c) International TV Shopping and Other includes HSE Germany, Euvia, HOT Networks, TV Travel Shop, HSN emerging businesses and overhead costs related to HSN International.

(d) In order to present comparable results for International TV Shopping and Other, results for HSE-Germany have been translated from foreign currencies to U.S. dollars at a constant exchange rate.

(e) 2001 amounts reflect estimated results generated by homes lost by HSN following the sale of USA Broadcasting to Univision.

(f) Please see footnotes on pages F-1 and F-2 for details on restructuring and one-time items.

                                                                     Page 3 of 7
                        SEE IMPORTANT NOTES AT END OF DOCUMENT

CAPITALIZATION
--------------------------------------------------------------------------------

USA has cash, securities and debt on its balance sheet, which have been adjusted to reflect how USA management looks at its capitalization as a whole. These adjustments are as follows: 1) Cash is adjusted for the percent attributable to minority interests in USA's public subsidiaries; 2) Cash is adjusted to exclude cash due to clients at Ticketmaster; 3) Securities in VUE are adjusted to exclude the estimated present value of taxes USA expects to pay on these securities, but excludes any impact of the reimbursement USA expects to receive from VUE on tax payments USA makes related to its interest in VUE; 4) Preferred stock is adjusted to reflect the face value of the security (amounts in millions):

                                                                                 As of 12/31/02
                                                           --------------------------------------------------------
                                                            Balance Sheet
                                                           Carrying Value           Adjustment          As Adjusted
                                                           -----------------    ----------------   ------------------
Cash and marketable securities:
  USA                                                       $       2,971       $     (105) (a)    $        2,866
  Expedia                                                             584(c)          (265) (b)               319
  Hotels.com                                                          396(c)          (135) (b)               261
                                                           -----------------    ----------------   ------------------
Total cash and marketable securities / attributable cash    $       3,951       $     (505)        $        3,446
                                                           =================    ================   ==================
Securities in VUE                                                   2,971             (768) (d)             2,203
Long-term debt                                                    (1,236)(e)              0               (1,236)
Preferred stock                                                       (0)             (656) (f)             (656)
                                                           -----------------    ----------------   ------------------
Net cash / attributable cash and securities                 $       5,686       $   (1,929)        $        3,757
                                                           =================    ================   ==================

                                                            As of 1/17/03
                                                            -------------
Diluted shares outstanding (g):
 Basic shares outstanding                                           495.9
 Treasury method options, warrants and restricted stock              24.4
                                                            -------------
 Diluted shares outstanding                                         520.3
Market Capitalization                                       $      11,914

----------------------------
(a) Reflects Ticketmaster merger, which closed on January 17, 2003, and reflects exclusion of cash due to clients (approximately $106 million) at Ticketmaster.
(b) Reflects percentage of cash attributable to USA's public subsidiaries, based on the Q4 weighted average of USA's fully diluted, treasury method ownership in each of its public subsidiaries, which was 66% for Hotels.com and 55% for Expedia.
(c) Cash includes $149.3 million in deferred merchant bookings at Expedia and $76.4 million in deferred revenue at Hotels.com.
(d) Reflects estimated present value of taxes on the VUE securities related to USA's gain on the Vivendi transaction.
(e) Amounts exclude $117.5 million of redeemable equity interests issued by Euvia that are due in 2006. Euvia has the right to extend maturity to 2016, and the amount is only due to the holder to the extent sufficient funds at Euvia are available. Otherwise, the instrument is on par with Euvia's common equity interests. Also includes $750.0 million of debt issued in December 2002, which is due in 2012.
(f) The balance sheet carrying value of the convertible preferred stock issued in the Expedia transaction is based on par value, which is $0.01 per share or approximately $131,000. The adjustment is made to reflect the face value of the security, or $50 per share.
(g) Fully diluted shares includes Vivendi's remaining 56.6 million shares that may be delivered to USA in connection with USA's Series B preferred interest in VUE. Reflects Ticketmaster merger, which closed on January 17, 2003.


OTHER DEVELOPMENTS
--------------------------------------------------------------------------------

AS ANNOUNCED IN AN EXPEDIA PRESS RELEASE ISSUED YESTERDAY, RICHARD BARTON WILL BE LEAVING HIS CEO AND DIRECTOR POSITIONS AT EXPEDIA BUT WILL NOT BE LEAVING THE USA FAMILY AS HE HAS AGREED TO JOIN THE USA BOARD OF DIRECTORS. SEPARATELY, USA IS APPOINTING ALAN SPOON TO THE USA BOARD OF DIRECTORS AS A NEW INDEPENDENT DIRECTOR. ALAN SPOON IS PRESENTLY A GENERAL PARTNER OF POLARIS VENTURE PARTNERS AND SERVED AS AN INDEPENDENT DIRECTOR OF TICKETMASTER UNTIL RECENTLY, WHEN TICKETMASTER BECAME A PRIVATE COMPANY.

                        SEE IMPORTANT NOTES AT END OF DOCUMENT

                               OPERATING METRICS

                                                                     Q4 2002      Q4 2001      Growth
                                                                    ---------     --------    -------
GROSS TRANSACTION VALUE ("GTV")
  Total GTV                                                            $3,475       $2,303      50.9%
  Interactive GTV                                            (a)       $2,868       $1,768      62.2%
  Internet GTV                                               (b)       $2,295       $1,267      81.1%
  International GTV                                                      $586         $291     101.1%

(a) INTERACTIVE GTV IS DEFINED AS GTV WHICH WAS GENERATED FROM THE TV OR PC FROM HSN, HSN.COM, TICKETMASTER.COM, HOTELS.COM, EXPEDIA, MATCH.COM, TV TRAVEL SHOP AND INTERVAL.
(b) INTERNET GTV IS DEFINED AS GTV WHICH WAS GENERATED ONLINE FROM HSN.COM, TICKETMASTER.COM, HOTELS.COM, EXPEDIA, MATCH.COM AND INTERVAL.
--------------------------------------------------------------------------------
ALL HOUSEHOLD NUMBERS AS OF END OF PERIOD.


HSN - U.S.
  Units Shipped (mm)                                   10.8         11.4      -5.3%
  Gross Profit %                                      36.7%        34.0%    270 bps
  Return Rate                                         18.2%        17.9%
  Average price point                                $47.54       $47.27       0.6%
  Product mix:
    Home Licensing                         (a)          35%          41%
    Home Fashions                                        7%           5%
    Jewelry                                             24%          25%
    Health / Beauty                                     22%          17%
    Apparel / Accessories                               12%          12%
  HSN total homes (mm)                     (b)         78.8         83.0      -5.1%
  America's Store total FTEs (mm)                       9.0         12.3     -26.8%
  HSN.com % of Sales                                  13.1%         9.6%

(a) HOME LICENSING INCLUDES ELECTRONICS, COMPUTERS, AND
OTHER HOMEGOODS.
(b) 2001 INCLUDES BROADCAST-ONLY HOMES WHICH WERE DISENGAGED FOLLOWING THE SALE OF USA BROADCASTING TO UNIVISION, WHICH WAS COMPLETED IN JANUARY 2002.
--------------------------------------------------------------------------------
INTERNATIONAL TV SHOPPING AND OTHER - Households (mm)

                                                                                      Avg.         12/31/02
  HSN International:                                                               Hrs. Daily         Stake
                                                                                   ----------       --------
    HSE - Germany (includes Austria/Switzerland)                 30.8         29.7         16          90%
    TVSN (China) (HH airing at least 14 hrs/week)                11.5         23.9         10          21%
    Shop Channel (Japan)                                         14.4         11.6         17          30%
    Euvia:                                           (a)
      Euvia Travel                                   (b)         28.3         28.8        2.4          49%
      Neun Live                                      (b)         26.9         28.8        9.5          49%
  TV Travel Shop U.K.                                (a)         11.0          N/A         24         100%

(a) NOT OWNED BY USA IN PRIOR YEAR'S PERIOD.
(b) IT IS EXPECTED THAT HOT NETWORKS WILL CONVEY A 3% INTEREST IN EUVIA TO A FORMER SHAREHOLDER, IN WHICH CASE HSN'S EFFECTIVE STAKE IN EUVIA WOULD BE REDUCED TO 45.6%.
--------------------------------------------------------------------------------
TICKETMASTER


  Number of tickets sold (mm)                       24.1         20.3      18.7%
  Gross value of tickets sold (mm)                $1,106         $870      27.0%
  Share of tickets sold online                     40.7%        33.9%

--------------------------------------------------------------------------------
MATCH.COM                                                    (a)


  Paid Subscribers (000s)                               725          382      89.6%
  New Registrations (000s)                            3,380        2,304      46.7%
  New Subscriptions (000s)                              348          260      33.5%
  Conversion rate - registrations to subscriptions     10.3%        11.3%

(a) THE OPERATING METRICS AND FINANCIAL RESULTS PRESENTED FOR MATCH.COM INCLUDE THE IMPACT OF SOULMATES, ACQUIRED ON APRIL 12, 2002. THE 2001 OPERATING METRICS AND FINANCIAL INFORMATION DO NOT INCLUDE SOULMATES.
--------------------------------------------------------------------------------
HOTELS.COM


  Merchant hotel room nights (net of cancels) (000s)                 2,227        1,187      87.6%
  Average daily rate                                               $117.93      $115.00       2.5%
  Cities served:
    U.S.                                                               186          124      50.0%
    International                                                      139           54     157.4%
  Properties under contract                               (a)        7,723        4,567      69.1%
  Affiliates                                                        33,973       23,808      42.7%

(a) MERCHANT ONLY; EXCLUDES COMMISSIONABLE LODGING.

                        SEE IMPORTANT NOTES AT END OF DOCUMENT

                                                        Q4 2002     Q4 2001     Growth
                                                       ---------   ---------   ---------
INTERVAL
Active members                                         1,499,668   1,318,093       13.8%
Exchange transactions                                    151,021     148,988        1.4%
% of Exchanges online                                       7.6%        3.3%

EXPEDIA
  GROSS BOOKINGS (MM)
  Total gross bookings                             (a)    $1,380        $704       96.0%
  Agency gross bookings                                    1,002         540       85.6%
  Merchant gross bookings (includes CCV)                     378         164      130.5%
  CCV gross bookings                                          42           -         N/A
  International gross bookings                               123          48      156.3%
  North America gross bookings                             1,257         656       91.6%
  ADDITIONAL METRICS (000S)
  Revenue from packages                                  $46,912     $11,573      305.4%
  Total room nights stayed                                 3,168       1,522      108.1%
  Merchant room nights stayed                              2,522       1,178      114.1%
  Merchant hotel average daily rate (excludes CCV)           119         109        9.2%
  CUSTOMERS (000S)
  Average Media Metrix reach (000s)                (b)    11,392       9,238       23.3%
  Expedia.com conversion                           (c)      6.8%        5.2%
  New purchasing customers (000s)                  (d)     1,528         870       75.6%
  Cumulative purchasing customers (000s)           (e)    12,360       6,294         N/A
  Unique purchasing customers (000s)               (f)     2,225       1,383       60.9%

(a) GROSS BOOKINGS REPRESENTS THE TOTAL VALUE OF TRAVEL BOOKED THROUGH THE EXPEDIA, WWTE SITES, CLASSIC CUSTOM VACATIONS AND METROPOLITAN TRAVEL SINCE ACQUISITION.
(b) AVERAGE MONTHLY MEDIA METRIX REACH REPRESENTS THE UNDUPLICATED REACH FOR THE EXPEDIA SITES.
(c) CONVERSION REPRESENTS THE MONTHLY AVERAGE EXPEDIA.COM UNIQUE MONTHLY PURCHASERS DIVIDED BY THE MONTHLY AVERAGE MEDIA METRIX REACH FOR THE EXPEDIA.COM SITE.
(d) EXPEDIA NEW PURCHASING CUSTOMERS REPRESENTS THE NUMBER OF NEW CUSTOMERS TRANSACTING THROUGH THE EXPEDIA SITES IN A QUARTER.
(e) EXPEDIA CUMULATIVE PURCHASING CUSTOMERS REPRESENTS THE CUMULATIVE NUMBER OF CUSTOMERS THAT HAVE EVER TRANSACTED THROUGH THE EXPEDIA SITES AS OF THE END OF A QUARTER.
(f) EXPEDIA QUARTERLY UNIQUE PURCHASING CUSTOMERS REPRESENTS THE NUMBER OF UNIQUE CUSTOMERS TRANSACTING THROUGH THE EXPEDIA SITES OVER THE COURSE OF A QUARTER.


DEFINITIONS
--------------------------------------------------------------------------------
INTERACTIVE BUSINESSES include HSN, HSN.com, Expedia, Hotels.com, Ticketmaster.com, Match.com, TV Travel Shop and Interval online transactions. Gross transaction value related to these businesses comes predominantly from sales that are either initiated and/or transacted through the television or internet.

ADJUSTED NET INCOME generally captures all income statement items that have been, or will ultimately be, settled in cash and is defined as net income available to common shareholders plus: (1) amortization of non-cash distribution and marketing expense, (2) amortization of non-cash compensation expense, (3) amortization of intangibles (and goodwill in 2001), net of related tax and minority interest expense, (4) equity income or loss from USA's 5.44% interest in VUE, and (5) non-recurring items and / or restructuring charges. See page 2 for more detail. Adjusted EPS is defined as Adjusted Net Income divided by fully diluted shares outstanding for Adjusted EPS purposes (see pages F-1, F-2, F-3 and F-4 for details).

USA'S TRAVEL BUSINESSES include Expedia, Hotels.com, TV Travel Shop and
Interval.

FREE CASH FLOW is defined as Net Cash Provided by Operating Activities from continuing operations, less capital expenditures, investments to fund HSN International unconsolidated operations and preferred dividends paid.

ADJUSTED EBITDA, also referred to as EBITDA in this release, is defined as operating income plus (1) depreciation, (2) amortization of cable distribution fees, (3) amortization of non-cash distribution, marketing, and compensation expense, (4) amortization of other intangibles, and (5) disengagement related payments to cable operators and marketing expenses related to the transfer of HSN's distribution to cable (which has been accomplished).

ATTRIBUTABLE ADJUSTED EBITDA - OPERATING BUSINESSES is defined as Adjusted EBITDA from Operating Businesses, less the percentage of Adjusted EBITDA attributable to minority shareholders of USA's non-wholly owned subsidiaries. This percentage is determined based on the Q4 weighted average of USA's fully diluted, treasury method ownership in each of its non-wholly owned subsidiaries, which was 66% for Hotels.com and 55% for Expedia.

                        SEE IMPORTANT NOTES AT END OF DOCUMENT

Hotels.com and Expedia, which USA being the controlling shareholder of both companies, are actively exploring areas where they might work together in a way that would benefit all their customers and stockholders. Although there continue to be many areas of their businesses where the companies can best achieve their goals through separate strategies and practices, there have been instances where, fully consistent with their existing contractual agreements, they have worked cooperatively, and we anticipate that they will continue to explore such possibilities in the future.

As previously announced, USA voluntarily petitioned the SEC to review the presentation of revenue by Hotels.com and Expedia for merchant hotel revenue, as Hotels.com presents such revenue on a gross basis and Expedia on a net basis. The SEC has concluded its review, and will not object to the presentation of both companies.

ANALYST CONFERENCE CALL

USA Interactive will audiocast its conference call with analysts and investors discussing the company's fourth quarter financial results and certain forward-looking information on Thursday, February 6, 2003, at 11:00 a.m. Eastern Time (ET). The live audiocast is open to the public, and a replay will be available for 48 hours, beginning approximately one hour after completion of the call, at www.usainteractive.com/investor.relations.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to USA's anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of USA's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on USA's business, financial condition or results of operations. You should understand that the following important factors could affect USA's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (1) material adverse changes in economic conditions generally or in such conditions affecting USA's markets or industries; (2) future regulatory and legislative actions and conditions affecting USA's operating areas; (3) competition from others; (4) successful integration of our divisions' management structures; (5) product demand and market acceptance; (6) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (7) the ability to maintain the integrity of USA's systems and infrastructure; (8) the ability to expand into and successfully operate in foreign markets; and (9) obtaining and retaining skilled workers and key executives. In addition, investors should consider the other information contained in or incorporated by reference into USA's filings with the U.S. Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended 2001, especially in the Management's Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on USA's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

USA is not under any obligation and does not intend, except as specifically stated, to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

ABOUT USA INTERACTIVE

USA Interactive (Nasdaq: USAI) engages worldwide in the business of interactivity via the Internet, the television and the telephone. USA's multiple brands are organized across three areas: Electronic Retailing, Information & Services and Travel Services. Electronic Retailing is comprised of HSN, America's Store, HSN.com, and Home Shopping Europe and Euvia in Germany. Information & Services includes Ticketmaster, Match.com, uDate (transaction pending), Citysearch, Evite, Entertainment Publications (transaction pending) and Precision Response Corporation. Travel Services consists of Expedia (Nasdaq:
EXPE), Hotels.com (Nasdaq: ROOM), Interval International, TV Travel Group and USA's forthcoming U.S. cable travel network.

CONTACTS:     USA COMMUNICATIONS:       USA INVESTOR RELATIONS:
              Ron Sato                  Roger Clark / Lauren Rosenfield
              212-314-7254              212-314-7400

                                 USA INTERACTIVE
        152 West 57th Street, 42nd Floor New York, NY 10019 212.314.7300
                     FAX 212.314.7309 www.usainteractive.com

                        SEE IMPORTANT NOTES AT END OF DOCUMENT

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                           FOR THREE MONTHS ENDED DECEMBER 31, 2002:
                                                     ------------------------------------------------------------------------------
                                                                     PRO FORMA                        ADJUSTMENTS:        PRO FORMA
                                                     ACTUAL       ADJUSTMENTS (a)     PRO FORMA    ONE-TIME ITEMS (b)      ADJUSTED
                                                     ------------ ---------------    ------------ -----------------  -------------
Revenues, net                                         $1,338,988                      $1,338,988                       $1,338,988
 Costs related to revenues                               803,911                         803,911           (4,185)        799,726
                                                     ------------ ---------------    ------------ -----------------  -------------
Gross Profit                                             535,077                         535,077             4,185        539,262
 Other operating costs                                   353,096                         353,096           (5,555)        347,541
 Disengagement coupons included as net revenues            (405)                           (405)                            (405)
                                                     ------------ ---------------    ------------ -----------------  -------------
Adjusted EBITDA                                          182,386                         182,386             9,740        192,126
 Depreciation                                             49,739                          49,739           (1,679)         48,060
 HSN cable distribution fees                              15,001                          15,001                           15,001
 Amortization of non-cash items:
      Distribution and marketing                           9,859                           9,859                            9,859
      Compensation expense                                 5,700           3,528           9,228                            9,228
      Other intangibles                                   31,746          17,903          49,649                           49,649
 Non-recurring restructuring items -- non-EBITDA           2,221                           2,221           (2,221)              0
 HSN disengagement costs (e)                               9,345                           9,345                            9,345
                                                     ------------ ---------------    ------------ -----------------  -------------
Operating income                                          58,775        (21,431)          37,344            13,640         50,984
 Interest                                                 28,130                          28,130                           28,130
 Equity losses in affiliates and other                    24,491                          24,491          (12,750)         11,741
                                                     ------------ ---------------    ------------ -----------------  -------------
Earnings before income taxes and minority interest       111,396        (21,431)          89,965               890         90,855
 Income taxes                                             52,836           5,498          58,334          (81,151)       (22,817)
 Minority interest                                      (16,113)           1,098        (15,015)             (351)       (15,366)
                                                     ------------ ---------------    ------------ -----------------  -------------
Earnings before preferred dividend                       148,119        (14,835)         133,284          (80,612)         52,672
 Preferred dividend                                      (3,264)                         (3,264)                          (3,264)
                                                     ------------ ---------------    ------------ -----------------  -------------
Income from continuing operations available to
  common shareholders                                   144,855        (14,835)         130,020          (80,612)         49,408
 Impact of dilutive securities                           (1,510)                         (1,510)                          (1,510)
                                                     ------------ ---------------    ------------ -----------------  -------------
Diluted Net income available                             143,345        (14,835)         128,510          (80,612)         47,898
                                                     ============ ===============    ============ =================  =============

Basic  EPS                                                 $0.32                           $0.26                            $0.10
Diluted EPS                                                $0.30                           $0.25                            $0.10

Diluted Net income available - continuing operations                                                                       47,898
 Preferred dividend                                                                                                         3,264
 Amortization of non-cash items                                                                                            68,736
 Equity gain related to VUE                                                                                               (8,847)
 Less: related tax and minority interest                                                                                 (19,444)
                                                                                                                     -------------
Adjusted Net Income                                                                                                        91,607
                                                                                                                     -------------
Adjusted EPS                                                                                                                $0.17
                                                                                                                     =============

RECONCILIATION OF SHARES OUTSTANDING:

 Basic weighted average shares outstanding               449,339          45,471 (c )    494,810                          494,810
   Options, warrants and restricted stock,
     treasury method                                      22,364           1,166 (c )     23,530                           23,530
   Conversion of preferred shares to common               19,434                          19,434                           19,434
                                                     ------------                    ------------                    -------------
 Diluted weighted average shares outstanding             491,137                         537,775                          537,775
                                                     ============                    ============
   Additional impact of restricted shares                                                                      426(d)         426
                                                                                                                     -------------
 Adjusted EPS weighted average shares outstanding                                                                          538,200
                                                                                                                     =============

-------------------------
(a) Pro forma adjustments represent the impacts of the Expedia merger which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the VUE deal, the roll-up of Home Shopping Network, Inc., which occurred in June 2002, and the merger with Ticketmaster, which closed January 17, 2003, as if the transactions occurred as of the beginning of the period presented. Also included is the impact of these transactions on shares outstanding.

(b) Non-recurring items include restructuring and one-time items related to restructuring operations, employee terminations and costs incurred by the special committees of Expedia and Ticketmaster, as well as the benefit of certain tax deductions related to Styleclick and Hot Germany, which are considered non-recurring.

(c) Additional shares and options issued in the Ticketmaster merger, which closed on January 17, 2003.

(d) For Adjusted EPS purposes, the impact of restricted shares is based on the weighted average shares outstanding, without taking into account the treasury method impact of computing dilutive securities.

(e)  Costs related to marketing and other activities in disengagement markets.

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                          FOR THREE MONTHS ENDED DECEMBER 31, 2001:
                                                     -----------------------------------------------------------------------------
                                                                    PRO FORMA                      ADJUSTMENTS:        PRO FORMA
                                                       ACTUAL      ADJUSTMENTS (a)     PRO FORMA   ONE-TIME ITEMS (b)  ADJUSTED
                                                     ---------- -------------------    ------------ ----------------  ------------
Revenues, net                                         $948,506             $81,762      $1,030,268                     $1,030,268
 Costs related to revenues                             632,634              25,597         658,231                        658,231
                                                     ---------- -------------------    ------------ ----------------  ------------
Gross Profit                                           315,872              56,165         372,037                        372,037
 Other operating costs                                 217,771              33,960         251,731          (3,041)       248,690
                                                     ---------- -------------------    ------------ ----------------  ------------
Adjusted EBITDA                                         98,101              22,205         120,306            3,041       123,347
 Depreciation                                           30,810               3,749          34,559                         34,559
 HSN cable distribution fees                            14,591                              14,591                         14,591
 Amortization of non-cash items:
      Distribution and marketing                         6,519               2,521           9,040                          9,040
      Compensation expense                               2,369               5,953           8,322                          8,322
      Other intangibles                                 20,718              31,410          52,128                         52,128
     Amortization of goodwill                           54,320            (54,320)               0                              0
 HSN disengagement costs (f)                             4,052                               4,052                          4,052
                                                     -----------------------------------------------------------------------------
Operating income                                      (35,278)              32,892         (2,386)            3,041           655
 Interest                                              (6,176)              26,357          20,181                         20,181
 Equity losses in affiliates and other                (26,442)             (2,119)        (28,561)           14,688      (13,873)
                                                     ---------- -------------------    ------------ ----------------  ------------
Earnings before income taxes and minority
  interest                                            (67,896)              57,130        (10,766)           17,729         6,963
 Income taxes                                            1,113             (6,081)         (4,968)          (4,998)       (9,966)
 Minority interest                                      20,343            (25,739)         (5,396)            (522)       (5,918)
                                                     ---------- -------------------    ------------ ----------------  ------------
Earnings before preferred dividend                    (46,440)              25,310        (21,130)           12,209       (8,921)
 Preferred dividend                                          0             (3,264)         (3,264)                        (3,264)
                                                     ---------- -------------------    ------------ ----------------  ------------
Income from continuing operations available to
   common shareholders                                (46,440)              22,046        (24,394)           12,209      (12,185)
 Impact of dilutive securities                               0                                   0                              0
                                                     ---------- -------------------    ------------ ----------------  ------------
Diluted Net income available - continuing
  operations                                          (46,440)              22,046        (24,394)           12,209      (12,185)
 Discontinued operations (c)                          (10,508)              10,508               0                              0
                                                     ---------- -------------------    ------------ ----------------  ------------
Diluted Net income                                   ($56,948)             $32,554       ($24,394)          $12,209     ($12,185)
                                                     ========== ===================    ============ ================  ============

Basic and Diluted EPS - continuing operations          ($0.12)                             ($0.05)                        ($0.03)
Basic and Diluted EPS                                  ($0.15)                             ($0.05)                        ($0.03)

Diluted Net income available - continuing
  operations                                                                                                             (12,185)
 Amortization of non-cash items                                                                                            69,490
 Less: related tax and minority interest                                                                                  (9,211)
                                                                                                                      ------------
Adjusted Net Income                                                                                                        48,094
                                                                                                                      ------------
Adjusted EPS                                                                                                                $0.09
                                                                                                                      ============


RECONCILIATION OF SHARES OUTSTANDING:

 Basic weighted average shares outstanding             377,139             106,351 (d)     483,490                        483,490
   Options, warrants and restricted stock,
     treasury method                                         0                   0               0                              0
   Conversion of preferred shares to common                  0                                   0                              0
                                                     ----------                        ------------                   ------------
 Diluted weighted average shares outstanding           377,139                             483,490                        483,490
                                                     ==========                        ============
   Options, warrants and restricted stock,
     treasury method                                                                                         23,740        23,740
   Additional impact of restricted shares                                                                       117(e)        117
                                                                                                                      ------------
 Adjusted EPS weighted average shares outstanding                                                                         507,347
                                                                                                                      ============

(a) Pro forma adjustments represent the impacts of the Expedia merger which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the VUE deal, the roll-up of Home Shopping Network, Inc., which occurred in June 2002, and the merger with Ticketmaster, which closed January 17, 2003, as if the transactions occurred as of the beginning of the period presented. Also included is the impact of these transactions on shares outstanding.

(b) Non-recurring items include restructuring and one-time items related to restructuring operations, employee terminations and a write-down of investments.

(c) Discontinued operations relates to the results of USA Entertainment of $(10.5) million.

(d) Pro forma shares include the impact of the TM merger which closed on January 17, 2003 (45.5 mm), the Expedia transaction that closed February 4, 2002 (20.6mm), shares issued in the VUE transaction on May 7, 2002 (7.1 mm) and shares issued in the roll-up of Home Shopping Networks, Inc. which occurred in June 2002 (33.2mm).

(e) For Adjusted EPS purposes, the impact of restricted shares is based on the weighted average shares outstanding, without taking into account the treasury method impact of computing dilutive securities.

(f)  Costs related to marketing and other activities in disengagement markets.

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                       FOR TWELVE MONTHS ENDED DECEMBER 31, 2002:
                                                   --------------------------------------------------------------------------------
                                                                   PRO FORMA                          ADJUSTMENTS:      PRO FORMA
                                                      ACTUAL    ADJUSTMENTS (A)        PRO FORMA    ONE-TIME ITEMS (B)   ADJUSTED
                                                   -----------  ----------------      ------------  ------------------  -----------
Revenues, net                                      $4,621,224         $35,487        $4,656,711                        $4,656,711
  Costs related to revenues                         2,818,443          10,586         2,829,029             (5,861)     2,823,168
                                                   -----------  --------------      ------------  ------------------  ------------
Gross Profit                                        1,802,781          24,901         1,827,682               5,861     1,833,543
  Other operating costs                             1,194,861          15,723         1,210,584            (52,994)     1,157,590
  Disengagement coupons included as net
    revenues (c)                                      (2,205)                           (2,205)                           (2,205)
                                                   -----------  --------------      ------------  ------------------  ------------
Adjusted EBITDA                                       610,125           9,178           619,303              58,855       678,158
  Depreciation                                        177,219             919           178,138             (1,679)       176,459
  HSN cable distribution fees                          53,680                            53,680                            53,680
  Amortization of non-cash items:
       Distribution and marketing                      37,344           4,059            41,403                            41,403
       Compensation expense                            15,899          15,044            30,943                            30,943
       Other intangibles                              168,430          47,859           216,289            (22,247)       194,042
  Non-recurring restructuring items -- non-EBITDA      39,129                            39,129            (39,129)             0
  HSN disengagement costs (c)                          31,671                            31,671                            31,671
                                                   -----------  --------------      ------------  ------------------  ------------
Operating income                                       86,753        (58,703)            28,050             121,910       149,960
  Interest and other                                   67,827          34,779           102,606                           102,606
  Equity losses in affiliates and other             (107,552)           (120)         (107,672)              87,042      (20,630)
                                                   -----------  --------------      ------------  ------------------  ------------
Earnings before income taxes and minority interest     47,028        (24,044)            22,984             208,952       231,936
  Income taxes                                        (5,572)         (1,826)           (7,398)           (102,782)     (110,180)
  Minority interest                                  (34,078)        (15,885)          (49,963)               (726)      (50,689)
                                                   -----------  --------------      ------------  ------------------  ------------
Earnings before preferred dividend                      7,378        (41,755)          (34,377)             105,444        71,067
  Preferred dividend                                 (11,759)         (1,297)          (13,056)                   0      (13,056)
                                                   -----------  --------------      ------------  ------------------  ------------
Income from continuing operations available
   to common shareholders                             (4,381)        (43,052)          (47,433)             105,444        58,011
  Impact of dilutive securities                       (5,296)           (924)           (6,220)                           (6,220)
                                                   -----------  --------------      ------------  ------------------  ------------
Diluted Net income available - continuing
  operations                                          (9,677)        (43,976)          (53,653)             105,444        51,791
  Discontinued operations (d)                       2,407,114     (2,407,114)                 0                                 0
  Cumulative effect of accounting change            (461,389)         461,389                 0                                 0
  Impact of dilutive securities                             0                                 0                                 0
                                                   -----------  --------------      ------------  ------------------  ------------
Diluted Net income                                 $1,936,048    ($1,989,701)         ($53,653)            $105,444       $51,791
                                                   ===========  ==============      ============  ==================  ============

Basic EPS - continuing operations                     ($0.01)                           ($0.10)                             $0.12
Diluted EPS - continuing operations                   ($0.02)                           ($0.11)                             $0.10
Diluted EPS                                             $4.54                           ($0.11)                             $0.10

Diluted Net income available - continuing
   operations                                                                                                              51,791
  Amortization of non-cash items                                                                                          266,388
  Equity gain related to VUE                                                                                              (6,108)
  Less: related tax and minority interest                                                                                (76,208)
                                                                                                                      ------------
Adjusted Net Income                                                                                                       235,863
                                                                                                                      ------------
Adjusted EPS                                                                                                                $0.45
                                                                                                                      ============

RECONCILIATION OF SHARES OUTSTANDING:

  Basic weighted average shares outstanding           426,317          66,107  (e)      492,424                           492,424
    Options, warrants and restricted stock,
      treasury method                                       0               0                 0              25,840        25,840
    Conversion of preferred shares to common                0                                 0                                 0
                                                   -----------                      ------------                      ------------
  Diluted weighted average shares outstanding         426,317                           492,424                           518,265
                                                   ===========                      ============
    Options, warrants and restricted stock,
      treasury method                                                                                             0             0
    Additional impact of restricted shares                                                                      207(f)        207
                                                                                                                      ------------
  Adjusted EPS weighted average shares outstanding                                                                        518,472
                                                                                                                      ============

-------------------------------
(a) Pro forma adjustments represent the impacts ofthe Expedia merger which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the VUE deal, the roll-up of Home Shopping Network, Inc., which occurred in June 2002, and the merger with Ticketmaster, which closed January 17, 2003, as if the transactions occurred as of the beginning of the period presented. Also included is the impact of these transactions on shares outstanding.
(b) Non-recurring items include the write-down of certain investments, costs of ECS contract terminations, costs to shut-down certain operations, including HSN Espanol and HSN Italy, a write-down of goodwill for PRC as well as costs to shut-down certain PRC call centers, costs incurred by the special committees of Expedia, Hotels.com and Ticketmaster and the write-down of certain equity investments.
(c) Costs related to marketing and related activities in the disengagement markets.
(d) Discontinued operations relates to the gain on the contribution of USA Entertainment to VUE of $2.38 billion, the results of USA Entertainment prior to May 7, 2002 of $28.8 million and the cumulative effect of accounting change for the new goodwill rules of $(461.4) million. The company is in the process of finalizing the gain on the VUE transaction, as the tax expense was based on a preliminary estimate of the company's tax basis in the assets.
(e) Pro forma shares include the impact of the TM merger which closed on January 17, 2003 (45.5 mm), the Expedia transaction that closed February 4, 2002 (2.0 mm), shares issued in the VUE transaction on May 7, 2002 (2.5mm) and shares issued in the roll-up of Home Shopping Networks, Inc. which occurred in June 2002 (16.2 mm).
(f) For Adjusted EPS purposes, the impact of restricted shares is based on the weighted average shares outstanding, without taking into account the treasury method impact of computing dilutive securities.

USA INTERACTIVE
RECONCILIATION FROM ACTUAL TO ADJUSTED RESULTS
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                             FOR TWELVE MONTHS ENDED DECEMBER 31, 2001:
                                                         -------------------------------------------------------------------------
                                                                        PRO FORMA                   ADJUSTMENTS:        PRO FORMA
                                                          ACTUAL      ADJUSTMENTS (a)  PRO FORMA   ONE-TIME ITEMS (b)    ADJUSTED
                                                         ---------    -------------   ----------  ------------------   -----------
Revenues, net                                          $ 3,468,860      $296,936      $3,765,796                       $3,765,796
  Costs related to revenues                              2,331,297        93,132       2,424,429                        2,424,429
                                                         ---------    -------------   ----------  ------------------   -----------
Gross Profit                                             1,137,563       203,804       1,341,367                        1,341,367
  Other operating costs                                    839,636       142,940         982,576        (20,064)          962,512
                                                         ---------    -------------   ----------  ------------------   -----------
Adjusted EBITDA                                            297,927        60,864         358,791          20,064          378,855
  Depreciation                                             131,308        11,049         142,357                          142,357
  HSN cable distribution fees                               43,975                        43,975                           43,975
  Amortization of non-cash items:
    Distribution and marketing                              26,385         8,307          34,692                           34,692
    Compensation expense                                     7,800        30,519          38,319                           38,319
    Other intangibles                                       79,164       125,798         204,962                          204,962
    Amortization of goodwill                               215,419     (215,419)               0                                0
  Non-recurring restructuring items -- non-EBITDA            6,248                         6,248         (6,248)                0
  HSN disengagement costs (f)                                4,052                         4,052               0            4,052
                                                         ---------    -------------   ----------  ------------------   -----------
Operating income                                         (216,424)       100,610       (115,814)          26,312         (89,502)
  Interest and other                                      (19,184)       103,647          84,463                           84,463
  Equity losses in affiliates and other                   (51,849)       (8,460)        (60,309)          21,366         (38,943)
                                                         ---------    -------------   ----------  ------------------   -----------
Earnings before income taxes and minority interest       (287,457)       195,797        (91,660)          47,678         (43,982)
  Income taxes                                             (2,450)      (27,766)        (30,216)         (9,349)         (39,565)
  Minority interest                                        103,108      (99,880)           3,228         (3,822)            (594)
                                                         ---------    -------------   ----------  ------------------   -----------
Earnings before preferred dividend                       (186,799)        68,151       (118,648)          34,507         (84,141)
  Preferred dividend                                             0      (13,056)        (13,056)                         (13,056)
                                                         ---------    -------------   ----------  ------------------   -----------
Income from continuing operations available to common    (186,799)        55,095       (131,704)          34,507         (97,197)
    shareholders
  Impact of dilutive securities                                  0                             0                                0
                                                         ---------    -------------   ----------  ------------------   -----------
Diluted Net income available - continuing operations     (186,799)        55,095       (131,704)          34,507         (97,197)
                                                         =========    =============   ==========  ==================   ===========
  Discontinued operations (c)                              570,407     (570,407)               0                                0
                                                         ---------    -------------   ----------  ------------------   -----------
Diluted Net income                                        $383,608    ($515,312)      ($131,704)         $34,507        ($97,197)
                                                         =========    =============   ==========  ==================   ===========

Basic and Diluted EPS - continuing operations              ($0.50)                       ($0.27)                          ($0.20)
Diluted EPS                                                  $1.03                       ($0.27)                          ($0.20)

Diluted Net income available - continuing operations                                                                     (97,197)
  Amortization of non-cash items                                                                                            277,973
  Less: related tax and minority interest                                                                                  (58,204)
                                                                                                                       ----------
Adjusted Net Income                                                                                                       122,572
                                                                                                                       ----------
Adjusted EPS                                                                                                                $0.24
                                                                                                                       ==========

RECONCILIATION OF SHARES OUTSTANDING:

Basic weighted average shares outstanding                  374,101       106,351 (d )    480,452                          480,452
Options, warrants and restricted stock, treasury method          0             0               0               0                0
Conversion of preferred shares to common                         0                             0                                0
                                                         ---------                    ----------                      -----------
Diluted weighted average shares outstanding                374,101                       480,452                          480,452
                                                         =========                    ==========
Options, warrants and restricted stock, treasury method                                                   31,501           31,501
Additional impact of restricted shares                                                                   114 (e)              114
                                                                                                                       -----------
Adjusted EPS weighted average shares outstanding                                                                          512,067
                                                                                                                        ==========

-----------------------------
(a) Pro forma adjustments represent the impacts of the Expedia merger which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the VUE deal, the roll-up of Home Shopping Network, Inc., which occurred in June 2002, the merger of TM and TMCS, which occurred on January 31, 2001, and the merger with Ticketmaster, which closed January 17, 2003, as if the transactions occurred as of the beginning of the period presented. Also included is the impact of these transactions on shares outstanding.
(b) Non-recurring items include one-time items related to restructuring operations, employee terminations and benefits and a write-down of investments.
(c) Discontinued operations relates to a gain on sale of USAB to Univision of $517.8 million, the results of USA Entertainment of $61.8 million and the cumulative effect of accounting change for the new rules on film accounting of $(9.2) million.
(d) Pro forma shares include the impact of the TM merger which closed on January 17, 2003 (45.5 mm), the Expedia transaction that closed February 4, 2002 (20.6 mm), shares issued in the VUE transaction on May 7, 2002 (7.1 mm) and shares issued in the roll-up of Home Shopping Networks, Inc. which occurred in June 2002 (33.2mm).
(e) For Adjusted EPS purposes, the impact of restricted shares is based on the weighted average shares outstanding, without taking into account the treasury method impact of computing dilutive securities.
(f)  Costs related to marketing and other activities in disengagement markets.

USA INTERACTIVE
SEGMENT RESULTS FOR THREE MONTHS ENDED DECEMBER 31, 2002
($ IN THOUSANDS EXCEPT
PER SHARE
AMOUNTS)

                                                     Revenue                  Adjusted EBITDA (a)            Operating Income
                                         -----------------------------  ----------------------------  -----------------------------
                                           Q4 2002   Q4 2001    Growth  Q4 2002   Q4 2001   Growth    Q4 2002   Q4 2001    Growth
                                         ---------  ---------   ------  --------  --------  --------  --------  --------   --------
                                                 $ IN   MILLIONS                 $ IN MILLIONS             $ IN  MILLIONS
Operating Businesses:
  HSN - U.S.                              $  470.3  $   476.2     -1%   $   84.3  $   76.1      11%   $   43.1  $   34.0       27%
  Ticketing                                  164.3      131.8     25%       34.3      21.5      60%       16.6       2.2      659%
  Match.com                                   37.1       17.6    111%       12.5       7.6      65%        9.3       3.7      149%
  Hotels.com                                 272.6      141.7     92%       32.5      22.9      42%       25.9      17.0       52%
  Expedia                                    163.8       81.8    100%       47.0      22.2     112%       27.4       4.4      525%
  Interval                                    36.4          -      NM        3.6         -       NM      (5.5)         -        NM
  PRC                                         78.0       69.8     12%       11.9       6.2      91%        1.8     (2.4)        NM
  Corporate and other                 (b)        -          -      NM     (16.6)     (7.0)    -136%     (24.8)     (9.8)     -154%
                                         ---------  ---------   ------  --------  --------  --------  --------  --------   --------
    Sub-total                              1,222.5      918.7     33%      209.5     149.4      40%       93.7      49.1       91%

Emerging Businesses:
  Citysearch and related                       8.3       10.3    -19%     (10.0)     (9.9)      -1%     (24.6)    (28.7)       14%
  International TV shopping and other (c)    105.4       82.2     28%      (3.3)     (7.7)      58%      (3.7)    (10.6)       65%
  ECS / Styleclick                             8.8       12.4    -29%      (3.9)     (7.8)      50%      (4.8)     (8.6)       43%
                                         ---------  ---------   ------  --------  --------  --------  --------  --------   --------
    Sub-total                                122.5      104.9     17%     (17.2)    (25.4)      32%     (33.1)    (48.0)       31%

  Foreign exchange rate fluctuation   (d)    (2.9)     (10.2)     72%      (0.2)     (0.2)      -3%      (0.2)     (0.1)      323%
  HSN Disengagement                   (e)    (0.4)       19.1      NM          -     (0.5)     100%      (9.3)     (0.5)     1967%
  Intersegment Elimination                   (2.8)      (2.2)    -29%          -         -       NM          -         -        NM
                                         ---------  ---------   ------  --------  --------  --------  --------  --------   --------
Total                                     $1,339.0  $ 1,030.3     30%   $  192.1  $  123.3      56%   $   51.0  $    0.7     7684%
                                         =========  =========   ======  ========  ========  ========  ========  ========   =======

Attributable Adjusted EBITDA - Operating                                $  177.1  $  105.7      68%
Businesses                                                              ========  ========  =======

Supplemental disclosure:
  Total                                                                 $  192.1  $  123.3      56%   $   51.0  $    0.7     7684%
    Non-recurring items               (f)                                  (9.7)     (3.0)    -220%     (13.6)     (3.0)     -349%
                                                                        --------  --------  --------  --------  --------   --------
      Including non-recurring items                                     $  182.4  $  120.3      52%   $   37.3  $  (2.4)        NM
                                                                        ========  ========  ========  ========  ========   =======

(a) Amounts excluded from Adjusted EBITDA include Depreciation ($48.0 million and $34.6 million in Q4 2002 and Q4 2001, respectively); amortization of cable distribution fees ($15.0 million and $14.6 million in Q4 2002 and Q4 2001, respectively);amortization of non-cash items ($68.7 millionand $69.5 million in Q4 2002 and Q4 2001, respectively); disengagement related payments to cable operators and marketing expenses ($9.3 million, including $0.4 million of coupons related to the disengaged markets, and $4.1 million in Q4 2002 and Q4 2001, respectively) related to the transfer of HSN's distribution to cable (which has been accomplished); and non-recurring items of $9.7 million and $3.0 million in Q4 2002 and Q4 2001, respectively.
(b) Higher corporate costs are due primarily to an increase in corporate employees in connection with USA's significant expansion in 2002, as well as bonuses paid to senior executives for 2002 performance. No such bonuses were made in 2001.
(c) International TV Shopping and Other includes HSE Germany, Euvia, Hot Networks, TV Travel Shop, HSN emerging businesses and overhead costs related to HSN International.
(d) In order to present comparable results for International TV Shopping and Other, results have been translated from foreign currencies to USA dollars at a constant exchange rate.
(e) 2001 amounts reflect estimated results generated by homes lost by HSN following the sale of USA Broadcasting to Univision.
(f) Non-recurring items in 2002 include restructuring and one-time items related to restructuring operations,employee terminations and costs incurred by the special committees of Expedia and Ticketmaster,as well as the benefit of certain tax deductions related to Styleclick and Hot Germany, which are considered non-recurring. Non-recurring items in 2001 relate to restructuring operations, employee terminations and write-downs of certain investments.

USA INTERACTIVE
SEGMENT RESULTS FOR TWELVE MONTHS ENDED DECEMBER 31, 2002
($ IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                     Revenue                Adjusted EBITDA (a)            Operating Income
                                             --------------------------    -------------------------   ----------------------------
                                             YTD 2002  YTD 2001    Growth   YTD 2002  YTD 2001  Growth  YTD 2002  YTD 2001   Growth
                                             --------   --------   ------  --------  --------   ------ --------   --------  -------
                                                      $ IN MILLIONS               $ IN MILLIONS            $ IN MILLIONS
Operating Businesses:
  HSN - U.S.                                  $1,613.4  $1,556.9      4%   $  272.0  $  222.1     22%  $  117.6   $   78.6     50%
  Ticketing                                      655.2     579.7     13%      148.0     106.2     39%      78.2       41.7     87%
  Match.com                                      125.2      49.3    154%       36.1      16.5    118%      22.7        8.8    157%
  Hotels.com                                     945.4     536.5     76%      131.2      81.4     61%     106.1       62.2     71%
  Expedia                                        589.2     296.9     98%      173.7      60.9    185%      93.8     (13.4)    802%
  Interval                                        38.7         -      NM        4.0         -      NM     (5.3)          -      NM
  PRC                                            295.2     298.7     -1%       35.3      34.3      3%     (2.8)        2.9      NM
  Corporate and other                    (b)         -         -      NM     (45.9)    (31.2)    -47%    (64.9)     (55.0)    -18%
                                              --------  --------   ------  --------  --------   ------ --------   --------  -------
    Sub-total                                  4,262.4   3,318.0     28%      754.4     490.3     54%     345.4      126.0    174%

Emerging Businesses:
  Citysearch and related                          30.8      46.1    -33%     (38.0)    (43.4)     13%   (100.4)    (130.3)     23%
  International TV shopping and other    (c)     371.5     319.4     16%     (13.7)    (24.5)     44%    (30.5)     (33.3)      8%
  ECS / Styleclick                                39.2      34.2     15%     (23.7)    (53.6)     56%    (32.0)     (62.5)     49%
                                              --------  --------   ------  --------  --------   ------ --------   --------  -------
    Sub-total                                    441.5     399.8     10%     (75.4)   (121.5)     38%   (163.0)    (226.1)     28%

  Foreign exchange rate fluctuation      (d)    (34.4)    (46.9)     27%      (0.8)     (1.2)     36%     (0.8)      (0.6)      NM
  HSN Disengagement                      (e)     (2.2)     102.0      NM          -      11.2      NM    (31.7)       11.2      NM
  Intersegment Elimination                      (10.6)     (7.1)    -50%          -         -      NM         -          -      NM
                                             --------   --------   ------  --------  --------   ------ --------   --------  -------
Total                                         $4,656.7  $3,765.8     24%   $  678.2  $  378.9     79%  $  150.0   $ (89.5)      NM
                                             ========   ========   ======  ========  ========   ====== ========   ========  =======

Attributable Adjusted EBITDA - Operating
Businesses                                                                  $ 630.9  $  324.1     95%                            NM
                                                                            ========  ========   ======                     =======
Supplemental disclosure:
  Total                                                                    $  678.2  $  378.9     79%  $  150.0   $ (89.5)      NM
    Non-recurring items                  (f)                                 (58.9)    (20.1)   -193%   (121.9)     (26.3)   -363%
                                                                           --------  --------   ------ --------   --------  -------
      Including non-recurring items                                        $  619.3  $  358.8     73%  $   28.1   $(115.8)    124%
                                                                           ========  ========   ====== ========   ========  =======

(a) Amounts excluded from Adjusted EBITDA include Depreciation ($176.5 million and $142.4 million in 2002 and 2001, respectively); amortization of cable distribution fees ($53.7 million and $44.0 million in 2002 and 2001, respectively); amortization of non-cash items ($266.4 million and $278.0 million in 2002 and 2001, respectively); disengagement related payments to cable operators and marketing expenses ($31.7 million, including $2.2 million of coupons related to the disengaged markets, and $4.1 million in 2002 and 2001, respectively) related to the transfer of HSN's distribution to cable (which has been accomplished); and non-recurring items of $58.9 million and $20.1 million in 2002 and 2001, respectively.


(b) Higher corporate costs are due primarily to an increase in corporate employees in connection with USA's significant expansion in 2002, as well as bonuses paid to senior executives for 2002 performance. No such bonuses were made in 2001.

(c) International TV Shopping and Other includes HSE Germany, Euvia, Hot Networks, TV Travel Shop, HSN emerging businesses and overhead costs related to HSN International.

(d) In order to present comparable results for International TV Shopping and Other, results have been translated from foreign currencies to USA dollars at a constant exchange rate.

(e) 2001 amounts reflect estimated results generated by homes lost by HSN following the sale of USA Broadcasting to Univision.

(f) Non-recurring items in 2002 include restructuring and one-time items related to restructuring operations, employee terminations and costs incurred by the special committees of Expedia and Ticketmaster, as well as the benefit of certain tax deductions related to Styleclick and Hot Germany, which are considered non-recurring. Non-recurring items in 2001 relate to restructuring operations, employee terminations and write-downs of certain investments.

USA INTERACTIVE
RECONCILIATION SCHEDULES
($ IN MILLIONS, ROUNDING DIFFERENCES MAY EXIST)

                                                                             Q4 2002 (a)
                                            ------------------------------------------------------------------------------------
                                                            OPERATING
                                                          EXPENSES, EX.
                                                               D&A,                                  AMORTIZATION
                                                         DISENGAGEMENT &                              OF CABLE      AMORTIZATION
                                                           NONRECURRING    ADJUSTED                 DISTRIBUTION    OF NON-CASH
                                               REVENUE        ITEMS         EBITDA    DEPRECIATION       FEES          ITEMS
                                            ------------------------------------------------------------------------------------
OPERATING BUSINESSES:
HSN - U.S.                                  $       470  $      (386)  $         84     $    (14)  $        (15)  $         (12)
Ticketing                                           164         (130)            34           (8)              -            (10)
Personals                                            37          (25)            13           (2)              -             (1)
Hotels.com                                          273         (240)            32           (1)              -             (6)
Expedia                                             164         (117)            47           (4)              -            (16)
Interval                                             36          (33)             4           (2)              -             (7)
PRC                                                  78          (66)            12          (10)              -               -
Corporate expense and other adjustments               -          (17)          (17)           (1)              -             (7)
                                            ------------------------------------------------------------------------------------
Subtotal                                    $     1,223  $    (1,013)  $        210     $    (42)  $        (15)  $         (58)

EMERGING BUSINESSES:
Citysearch                                            8          (18)          (10)           (2)              -            (13)
International TV shopping and other                 103         (106)           (4)           (3)              -               3
ECS / Styleclick                                      9          (13)           (4)           (1)              -             (0)
                                            ------------------------------------------------------------------------------------
Subtotal                                    $       120  $      (137)          (17)     $     (6)  $           -  $         (10)
Disengaged HSN homes                                (0)             0             -             -              -               -
Intersegment elimination                            (3)             3             -             -              -               -
                                            ------------------------------------------------------------------------------------
TOTAL                                       $     1,339  $    (1,147)  $        192     $    (48)  $        (15)  $         (69)
                                            ====================================================================================


                                                   HSN
                                             DISENGAGEMENT  NON-RECURRING   OPERATING
                                                  COSTS        ITEMS (b)       INCOME
                                            --------------------------------------------
OPERATING BUSINESSES:
HSN - U.S.                                    $       (9)  $         -  $             34
Ticketing                                               -            -                17
Personals                                               -            -                 9
Hotels.com                                              -            -                26
Expedia                                                 -          (1)                27
Interval                                                -            -               (6)
PRC                                                     -          (4)               (2)
Corporate expense and other adjustments                 -            -              (25)
                                            --------------------------------------------
Subtotal                                      $       (9)  $       (5)  $             80

EMERGING BUSINESSES:
Citysearch                                              -          (4)              (29)
International TV shopping and other                     -            -               (4)
ECS / Styleclick                                        -          (5)              (10)
                                            --------------------------------------------
Subtotal                                      $         -  $       (9)  $           (42)
Disengaged HSN homes                                    -                              -
Intersegment elimination                                -                              -
                                            --------------------------------------------
TOTAL                                         $       (9)  $      (14)  $             37
                                            ============================================

                                                                           Q4 2001 (a)
                                            -------------------------------------------------------------------------------------
                                                            OPERATING
                                                          EXPENSES, EX.
                                                               D&A,                                  AMORTIZATION
                                                         DISENGAGEMENT &                              OF CABLE      AMORTIZATION
                                                           NONRECURRING    ADJUSTED                 DISTRIBUTION    OF NON-CASH
                                               REVENUE        ITEMS         EBITDA    DEPRECIATION       FEES          ITEMS
                                            -------------------------------------------------------------------------------------
OPERATING BUSINESSES:
  HSN - U.S.                                $       476  $      (400)  $         76     $    (12)  $        (14)  $         (12)
  Ticketing                                         132         (110)            21           (7)              -            (12)
  Personals                                          18          (10)             8           (0)              -             (3)
  Hotels.com                                        142         (119)            23           (1)              -             (5)
  Expedia                                            82          (60)            22           (4)              -            (14)
  Interval                                            -             -             -             -              -               -
  PRC                                                70          (64)             6           (9)              -               -
  Corporate expense and other adjustments             -           (7)           (7)             1              -             (4)
                                            -------------------------------------------------------------------------------------
    Subtotal                                $       919  $      (769)  $        149     $    (31)  $        (14)  $         (51)

EMERGING BUSINESSES:
  Citysearch                                         10          (20)          (10)           (1)              -            (18)
  International TV shopping and other                72          (80)           (8)           (2)            (1)             (0)
  ECS / Styleclick                                   12          (20)           (8)           (1)              -             (0)
                                            -------------------------------------------------------------------------------------
    Subtotal                                $        95  $      (120)          (26)     $     (4)  $         (1)  $         (18)
  Disengaged HSN homes                               19          (20)           (0)             -              -               -
  Intersegment elimination                          (2)             2             -             -              -               -
                                            -------------------------------------------------------------------------------------
  TOTAL                                     $     1,030  $      (907)  $        123     $    (35)  $        (15)  $         (69)
                                            =====================================================================================


                                                  HSN
                                            DISENGAGEMENT  NON-RECURRING   OPERATING
                                                 COSTS        ITEMS (b)       INCOME
                                           --------------------------------------------
OPERATING BUSINESSES:
  HSN - U.S.                                 $       (4)  $       (1)  $             33
  Ticketing                                            -            -                 2
  Personals                                            -            -                 4
  Hotels.com                                           -            -                17
  Expedia                                              -            -                 4
  Interval                                             -            -                 -
  PRC                                                  -          (1)               (3)
  Corporate expense and other adjustments              -            -              (10)
                                           --------------------------------------------
    Subtotal                                 $       (4)  $       (2)  $             47

EMERGING BUSINESSES:
  Citysearch                                           -            -              (29)
  International TV shopping and other                  -          (1)              (11)
  ECS / Styleclick                                     -            -               (9)
                                           --------------------------------------------
    Subtotal                                 $         -  $       (1)  $           (49)
  Disengaged HSN homes                                 -            -               (0)
  Intersegment elimination                             -            -                 -
                                           --------------------------------------------
  TOTAL                                      $       (4)  $       (3)  $            (2)
                                           ============================================

(a) Pro forma for Expedia and VUE transactions.
(b) See F-1 and F-2 for a description of non-recurring items which, for purposes of this reconciliation, have been allocated to the applicable business.

       The financial, statistical and other information contained herein is unaudited.
       As filed with Securities and Exchange Commission on February 6, 2003.

USA INTERACTIVE
RECONCILIATION SCHEDULES
($ IN MILLIONS, ROUNDING DIFFERENCES MAY EXIST)

                                                                         PRO FORMA 2002 (a)
                                            -------------------------------------------------------------------------------------
                                                            OPERATING
                                                          EXPENSES, EX.
                                                               D&A,                                  AMORTIZATION
                                                         DISENGAGEMENT &                              OF CABLE      AMORTIZATION
                                                           NONRECURRING    ADJUSTED                 DISTRIBUTION    OF NON-CASH
                                               REVENUE        ITEMS         EBITDA    DEPRECIATION       FEES          ITEMS
                                            -------------------------------------------------------------------------------------
OPERATING BUSINESSES:
  HSN - U.S.                                $     1,613  $    (1,341)  $        272     $   (53)   $        (52)        $ (49)
  Ticketing                                         655         (507)           148         (29)               -          (41)
  Personals                                         125          (89)            36          (8)               -           (6)
  Hotels.com                                        945         (814)           131          (3)               -          (22)
  Expedia                                           589         (415)           174         (16)               -          (64)
  Interval                                           39          (35)             4          (2)               -           (7)
  PRC                                               295         (260)            35         (38)               -             -
  Corporate expense and other adjustments             -          (46)          (46)          (7)               -          (12)
                                            -------------------------------------------------------------------------------------
    Subtotal                                $     4,262  $    (3,508)  $        754     $  (156)   $        (52)       $ (200)

EMERGING BUSINESSES:
  Citysearch                                         31          (69)          (38)          (8)               -          (55)
  International TV shopping and other               337         (352)          (14)         (10)             (1)           (6)
  ECS / Styleclick                                   39          (63)          (24)          (3)               -           (5)
                                            -------------------------------------------------------------------------------------
    Subtotal                                $       407  $      (483)          (76)     $   (20)   $         (1)        $ (66)
  Disengaged HSN homes                              (2)             2             -            -               -             -
  Intersegment elimination                         (11)            11             -            -               -             -
  TOTAL                                     $     4,657  $    (3,979)  $        678     $  (176)   $        (54)       $ (266)
                                            =====================================================================================


                                                   HSN
                                             DISENGAGEMENT  NON-RECURRING   OPERATING
                                                  COSTS        ITEMS (b)       INCOME
                                            --------------------------------------------
OPERATING BUSINESSES:
  HSN - U.S.                                $      (32)  $         -  $             86
  Ticketing                                           -            -                78
  Personals                                           -            -                23
  Hotels.com                                          -          (1)               106
  Expedia                                             -          (2)                92
  Interval                                            -            -               (5)
  PRC                                                 -         (35)              (38)
  Corporate expense and other adjustments             -            -              (65)
                                            --------------------------------------------
    Subtotal                                $      (32)  $      (38)  $            276

EMERGING BUSINESSES:
  Citysearch                                          -          (6)             (106)
  International TV shopping and other                 -         (49)              (81)
  ECS / Styleclick                                    -         (29)              (61)
                                            --------------------------------------------
    Subtotal                                $         -  $      (84)  $          (248)
  Disengaged HSN homes                                -            -                 -
  Intersegment elimination                            -            -                 -
  TOTAL                                     $      (32)  $     (122)  $             28
                                            ============================================

                                                                             PRO FORMA 2001 (a)
                                            -------------------------------------------------------------------------------------
                                                            OPERATING
                                                          EXPENSES, EX.
                                                               D&A,                                  AMORTIZATION
                                                         DISENGAGEMENT &                              OF CABLE      AMORTIZATION
                                                           NONRECURRING    ADJUSTED                 DISTRIBUTION    OF NON-CASH
                                               REVENUE        ITEMS         EBITDA    DEPRECIATION       FEES          ITEMS
                                            -------------------------------------------------------------------------------------
OPERATING BUSINESSES:
  HSN - U.S.                                $     1,557  $    (1,335)  $        222     $   (49)   $        (42)        $ (49)
  Ticketing                                         580         (473)           106         (23)               -          (41)
  Personals                                          49          (33)            17          (2)               -           (6)
  Hotels.com                                        536         (455)            81          (2)               -          (18)
  Expedia                                           297         (236)            61         (11)               -          (63)
  Interval                                          N/A           N/A           N/A          N/A             N/A             -
  PRC                                               299         (264)            34         (31)               -             -
  Corporate expense and other adjustments             -          (31)          (31)          (5)               -          (19)
                                            -------------------------------------------------------------------------------------
    Subtotal                                $     3,318  $    (2,828)  $        490     $  (123)   $        (42)       $ (196)

EMERGING BUSINESSES:
  Citysearch                                         46          (90)          (43)          (7)               -          (80)
  International TV shopping and other               273         (298)          (26)          (4)             (2)           (2)
  ECS / Styleclick                                   34          (88)          (54)          (9)               -           (0)
                                            -------------------------------------------------------------------------------------
    Subtotal                                $       353  $      (476)         (123)     $   (20)   $         (2)        $ (82)

  Disengaged HSN homes                              102          (91)            11            -               -             -
  Intersegment elimination                          (7)             7             -            -               -             -
                                            -------------------------------------------------------------------------------------
  TOTAL                                     $     3,766  $    (3,387)  $        379     $  (142)   $        (44)       $ (278)
                                            =====================================================================================


                                                  HSN
                                            DISENGAGEMENT  NON-RECURRING   OPERATING
                                                 COSTS        ITEMS (b)       INCOME
                                           --------------------------------------------
OPERATING BUSINESSES:
  HSN - U.S.                               $       (4)  $       (1)  $             77
  Ticketing                                          -            -                42
  Personals                                          -            -                 9
  Hotels.com                                         -            -                62
  Expedia                                            -            -              (13)
  Interval                                         N/A          N/A               N/A
  PRC                                                -          (9)               (6)
  Corporate expense and other adjustments            -          (3)              (59)
                                           --------------------------------------------
    Subtotal                               $       (4)  $      (13)  $            113

EMERGING BUSINESSES:                                 -
  Citysearch                                         -          (1)             (131)
  International TV shopping and other                -          (2)              (35)
  ECS / Styleclick                                   -         (11)              (73)
                                           --------------------------------------------
    Subtotal                               $         -  $      (13)  $          (240)

  Disengaged HSN homes                               -            -                11
  Intersegment elimination                           -            -                 -
                                           --------------------------------------------
  TOTAL                                    $       (4)  $      (26)  $          (116)
                                           ============================================

(a) Pro forma for Expedia and VUE transactions.
(b) See F-1 and F-2 for a description of non-recurring items which, for purposes of this reconciliation, have been allocated to the applicable business.

                                                                             F-8